Item 7.	Financial Statement and Supplementary Data

Independent Auditor's Report

Financial Statements for April 30, 1997 and 1996

Balance Sheets

Statement of Operations

Statement of Changes in Stockholders Equity

Statement of Cash Flows

Notes to Financial Statements




MICHAEL W. ZINN, INC.

CERTIFIED PUBLIC ACCOUNTANT

5930 McCommas Blvd., DALLAS, TEXAS  75206
TELEPHONE (214) 821-2369


Board of Directors and Shareholders
Alexander Mark Investments (USA), Inc.
Dallas, Texas


INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheets of Alexander Mark Investments (USA), Inc., as of April 30, 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended April 30, 1997, and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alexander Mark Investments (USA), Inc., as of April 30, 1997, and the results of its operations and its cash flows for the two years ending April 30, 1997 and 1996 in conformity with generally accepted accounting principles.



Michael Zinn, CPA.
Dallas, Texas
July 18, 1997

ALEXANDER MARK INVESTMENTS(USA), INC.
BALANCE SHEETS


						For the year ended April 30, 1996

ASSETS


  Cash	                       	$	 66

TOTAL ASSETS	                  $  66


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts Payable           	$	4134

Advances from Officer and
  Affiliates  (Note D)		         300

   TOTAL LIABILITIES         		 4434

Stockholders' Equity (Deficit):
 Common stock; 75,000,000
   Shares authorized
   No par value;
   749,400 issued and
   outstanding on April
   30, 1997  		                      95
Additional Paid in Capital		    882,602
Retained Earnings (Deficit)		 (885,932)
Treasury  Stock (67,933
  shares at cost)	             	(1,133)

   TOTAL STOCKHOLDERS' EQUITY
      (DEFICIT)		               (4,368)

   TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY	       $	 66

The accompanying notes are an integral part of these financial statements.


ALEXANDER MARK INVESTMENTS(USA), INC.
STATEMENT OF OPERATIONS

									   For the years ended April 30,


                                        		1997      		1996
Revenue
Revenue                                   		-0-	     $	-0-

Loan Write-off 	                           	-0-       		-0-

     Total Revenue                        		-0-       		-0-


Expenses
General and Administrative	                 	---	     	4,459

    Total Expenses	                         	---	      	4,459


Income (Loss) Before Provision
 for Income Taxes	                           	---    		(4,459)

Provision for Income Taxes	                  	-0-	       	-0-


Net Income (Loss) Before
  Extraordinary Items                       		-0-      		(4,459)
Extraordinary Item
  Tax Benefit From Net
  Operating Loss Carry forward	               	-0-         		-0-

Net Income (Loss) From
  Operations                                  		---	     	(4,459)
Income (Loss) Per Share	                        ---      		$	0.0

  Weighted Average Number of
   Shares Outstanding                     		37,507,629		 74,940,317


ALEXANDER MARK INVESTMENTS(USA), INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the two year period ending in April 30, 1997

                          					            	Additional		Retained
		                      Common Stock     	   Paid-In  		Earnings
		                     Shares  		Amount  	  	Capital  		Deficit

Balance April 30,
1994	               	74,940,317 	$	9,481 	$	873,216 	$	(881,473)

Net Profit for
Year Ended April
30, 1995		                 - 	      	-       		- 	      	(4,459)

Balance April
30, 1995		            74,940,317 	$	9,481 	$	873,216 	$	(885,932)

Net Profit for
Year Ended April
30, 1996	                  	0       		0       		0         		0

Balance April 30, 1996		74,940,317 	$	9,481 	$	873,216 	$	(885,932)

Net Profit for Year
Ended April 30, 1997         		0        		0      		 0         		0

Balance April 30,
1997	                    	749,400	      	95	  	882,602	  	(885,932)

The accompanying notes are an integral part of these financial statements.

ALEXANDER MARK INVESTMENTS(USA), INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CONTINUED)

                                   Treasury Stock              Total
                                Shares         Amount
Balance at April
30, 1994                  67933             (1133)            $911

Net Profit for the
year ended April
30, 1995                    -                 -                4459


Balance at April
30, 1995                   67933           (1133)             (4368)

Net Profit for the
year ended April
30, 1996                    -                 -                 -

Balance at April
30, 1996                   67933           (1133)              (4368)


Net Profit for the
year ended April
30, 1997                       0             0                   0

Balance at April
30, 1997                    6790            (1133)            (4368)

ALEXANDER MARK INVESTMENTS(USA), INC.
STATEMENTS OF CASH FLOWS



                           	          For the years ended April 30,

                                            			1997		1996

CASH FLOWS FROM OPERATING
    ACTIVITIES
  Income (Loss) from Operations              	$	-0-	$	-0-

  Increase (Decrease) in Accrued
   Expenses                                   		-0-		-0-
  Increase (Decrease) in Current
    Assets                                    		-0-		-0-
NET CASH PROVIDED (USED) BY
    OPERATING ACTIVITIES                     	$	-0-	$	-0-

NET CASH PROVIDED (USED) BY
    INVESTING ACTIVITIES	                     $	---	$	---

CASH FLOWS FROM FINANCING
    RESOURCES
  Common Stock Issued	                         	---		---

NET CASH PROVIDED (USED) BY
    FINANCING ACTIVITIES                      	$	---	$	---

INCREASE (DECREASE) IN CASH	                    	---		---
BEGINNING CASH BALANCE	                          	66		66

ENDING CASH BALANCE	                             	66		66

The accompanying notes are an integral part of these financial statements.

ALEXANDER MARK INVESTMENTS(USA), INC.
NOTES TO FINANCIAL STATEMENTS
April 30, 1997, and 1996


NOTE A:	Summary of Significant Accounting Policies

	Organization and Principles of Consolidation

	The Company was organized in May, 1980, as part of a quasi-reorganization of Colspan Environmental
Systems. Activities through April 30, 1985, included the raising of capital through the private placement of common stock, the acquisition and sale of its subsidiaries. At present, the Company has no subsidiaries and is operating at a reduced level. On
December 23, 1996 the Registrant held a shareholder's meeting at which the shareholders approved resolutions to change the Registrant's name to Alexander Mark Investments (USA), Inc. , approve the appointment of the auditor, and have a 1 for 100 reverse split of the outstanding shares.

	Income (Loss) Per Common Share

	Income (Loss) per common share is based on the weighted average number of shares of the Company's common stock outstanding during the period. The weighted average number of common shares outstanding does not include shares reserved for issuance upon the exercise of stock options as the effect of such inclusion would be antidilutive.

	Property and Equipment

	Property and equipment are carried at cost. Major additions and betterments are capitalized, whole replacements and maintenance and repairs which do not improve or extend the life of the respective assets are expensed. When the property is retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

	Depreciation of equipment is provided on the straight-line method over an estimated useful life of five years.

	Capital Stock

	The number of shares authorized are 75,000,000. The number of shares issued and outstanding are 749,400, no par value at April 30, 1997 (post reverse split).
 Subsequent to the year end the Registrant accepted a stock subscription for the issuance of 6,787,998 restricted common shares by the President of the Registrant.

	The holders of the Company's stock are entitled to receive dividends at such time and in such amounts as may be determined by the Company's Board of Directors. All shares of the Company's Common Stock have equal voting rights, each share being entitled to one vote per share for the election of directors and for all other purposes.

NOTE B:	Income Taxes

	From inception through April 30, 1997, the Company has incurred approximately $885,932 in net operating losses. Although realization of the tax benefits of these net operating losses is not assured, recognition has been given to the current tax benefits; no taxes have been accrued. The expiration dates for the net operating loss carry forwards are from 1997 through 2004. Use of these net operating loss carry forwards is dependent on future taxable income.

NOTE C:	Stock Options

	On May 1, 1986, the officers and directors of the Company were granted stock options to purchase up to 200,000 newly issued shares of the Company at a price of $0.1875 per share, expiring no earlier than ten years from the date of grant. On April 30, 1994, the options were surrendered to the Company.

NOTE D:	Related Party Transactions

	Subsequent to the year end the President subscribed
for 6,787,998 common shares	 and on May 20, 1997 the
President exchanged 6,029,921 of those shares for common shares in Adina, Inc. Adina exchanged those shares for Preferred shares in Camelot Corporation which now has control of the Registrant. Mr.
Wettreich is an officer and director of Camelot and Adina.

	During the year ended April 30, 1995, a company associated with the President of the Company advanced
$300 to the Company.

		For the years ended April 30, 1997 and 1996, the Company incurred stock transfer fees to a company associated with the President of the Company in the amounts of $9,573 and $2,920 respectively.


Item 8.	Disagreements on Accounting and Financial Disclosures

	Non


PART III

Item 9.	Directors and Executive Officers of the Registrant

The following persons serve as Directors and/or Officers of the Registrant:

Name	Age	Position	Period Served	Term
Expires

Daniel Wettreich	45	President,	January 1985	Next
		Treasurer
	Annual
		Director
	Meeting

Robert Gregory	45	Director,	December 23,	Next
		 	1996
	Annual

	Meeting

Jeanette Fitzgerald	36	Director,
	January 1991	Next
		Secretary
	Annual

	Meeting

Daniel Wettreich

	Daniel Wettreich is President, Treasurer and Director of the Company since January 1985. Since September 1988, he has been the Chief Executive Officer, President and Director of Camelot Corporation(1), a NASDAQ listed public company. Additionally, he currently holds directors positions in the following public companies Forme Capital, Inc., Malex, Inc., Adina, Inc.,
Tussik, Inc., and Meteor Technology, plc. In July 1993, he was appointed a Director of Goldstar Video Corporation(2) following an investment by Camelot. Mr. Wettreich has a Bachelor of Arts in Business Administration from the University of Westminister, London, England.

Robert Gregory

	Robert Gregory is a Director of the Company since December 23, 1996. He is a director of Adina, Inc. a public company.
He is also, since July 1996 a Vice President - Finance for
Camelot Corporation. He was previously Director of Finance of Jenkens & Gilchrist, one of Texas's largest law firms, prior to which he was controller of Memorex Telex Corporation, a manufacturer of computer equipment. Previously, from 1985 he was controller of the communications division of Electronic
Data Systems, an international provider of information technology. In addition to being a Certified Public
Accountant, he has an MBA from Creighton University and a BS in Accounting from the University of Nebraska.

Jeanette Fitzgerald

	Jeanette Fitzgerald is the Secretary and a Director since January 1991. She is a member of the State Bar of Texas and the Business
Law and Oil, Gas and Mineral Law sections. She is also the Corporate Secretary and Director of Wettreich Financial
Consultants, Inc. She is also Vice President and General Counsel and a Director of Camelot Corporation(1). Further, she is a Director of Malex, Inc., Tussik, Inc., Forme Capital, Inc., and
Alexander Mark Investments (USA), Inc., which are public companies.
 In July 1993, she was appointed a Director of Goldstar Video
Corporation(2) following an investment by Camelot. She graduated from Texas Tech University School of Law receiving both a Doctorate of Jurisprudence and a Masters of Business Administration in May
1986. Previous to that, she graduated from the University of Michigan with a Bachelors of Business Administration in December
1982.

 (1) A subsidiary, Camelot Entertainment, Inc., filed Chapter
7 liquidation in January 1995.

(2) Goldstar Video filed for protection from creditors pursuant to Chapter 11 in October 1993, and has converted to a liquidation proceeding.

Item 10.	Executive Compensation

The following table lists all cash compensation paid to Registrant's executive officers as a group for services rendered in all capacities during the fiscal year ended April 30, 1997. No individual officer received compensation exceeding $100,000; no bonuses were granted to any officer, nor was any compensation deferred.

	CASH COMPENSATION TABLE


Name of Individual            Capacities in
      Cash
or Number in Group            Which Served
Compensation

     --                                        --
                 NONE

Directors of the Registrant receive no salary for their services as such, but are reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors.

Registrant has no compensatory plans or arrangements whereby any executive officer would receive payments from the Registrant or a third party upon his resignation, retirement or termination of employment, or from a change in control of Registrant or a change in the officer's responsibilities following a change in control.


Item 11.	Security Ownership of Certain
Beneficial  Owners and  Management

The following table shows the amount of common stock, no par value, ($.002 stated value), owned as of July 18, 1997, by each person known to own beneficially more than five percent (5%) of the outstanding common stock of the Registrant, by each director, and by all officers and directors as a group (3 persons). Each individual has sole voting power and sole investment power with respect to the shares beneficially owned.

Title of 		Name and Address of	Amount and Nature of	Percent
Class			Beneficial Owner	Beneficial Ownership	of Class

Common		Danny Wettreich (1)	6,867,998(1)(2)	91.1%
					17770 Preston Road
					Dallas, Texas 75252

Common		Robert Gregory 	6,029,921(3)	80.0%
					17770 Preston Road
					Dallas, Texas 75252

Common		Jeanette Fitzgerald	6,043,712(2)	80.0%
					17770 Preston Road
					Dallas, Texas  75252

Common		All Officers and Directors as	6,867,998	91.1%
					a group (3 persons) (1)(2)

Common		Mick Y. Wettreich	649,000	8.6%
					34 Monarch Ct.
					Lyttleton Road
					London England  N2ORA

(1)		80,000 of these shares are in the name of Zara
Wettreich (the wife of Mr. Wettreich), as her separate property. Mr. Wettreich has disclaimed ownership of these shares.

(2)		6,029,921 of these shares are in the name of Camelot
Corporation of which Mr. Wettreich and Ms. Fitzgerald are officers and directors. Mr. Wettreich and Ms.
Fitzgerald have disclaimed ownership of these shares.

(3)		6,029,921 of these shares are owned by Camelot.  Mr.
Gregory is a director of Adina, Inc. which owns 49% of the voting shares of Camelot.

Item 12.	Certain Relationships and Related Transactions

On May 15, 1997, subsequent to the year end, Daniel Wettreich, subscribed for 6,787,998 restricted common shares of the Registrant in exchange for 40,727,988 ordinary shares (57% of the outstanding shares) of Meteor Technology, ltd a UK public company of which Mr. Wettreich is an officer and director. Subsequently, 6,029,921 of the restricted shares were exchanged by Mr. Wettreich for restricted common shares in Adina, Inc. Adina then subscribed for 53,811,780 Preferred Shares, Series J of Camelot Corporation paying for them with 6,029,921 common shares of the Registrant Camelot is now the controlling shareholder of the Registrant. Mr. Wettreich is an officer and director of Camelot. Form 8-K's were filed with the Securities and Exchange Commission reflecting these changes. The Registrant is presently a holding company.

	PART IV

Item 13.	Exhibits, Financial Statement Schedules and Reports
on Form 8-K

The following financial statements are included in Part II,
Item 8 of this report for the year ended April 30, 1997:

	Balance Sheets
	Statements of Operations
	Statements of Changes in Shareholders' Equity
	Statements of Cash Flows
	Notes to Financial Statements

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and have therefore been omitted.


Exhibits included herein:

	3(a)		Articles of
				Incorporation:  Incorporated by reference  to
Registration
				Statement filed on Form 10, May  10,  1984;
				File No. 0-12122

	3(b)		Bylaws:	Incorporated by Reference as immediately
above

	22(a)	Subsidiaries:	NONE

	Reports on Form 8-K

	Report dated May 15, 1997 reporting Item 2 and 7 and amendments.

	Report dated May 20, 1997 reporting Item 2 and 7 and amendments.



SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


ALEXANDER MARK INVESTMENTS(USA), INC.
      (Registrant)


By:	/s/ Daniel Wettreich
		 Daniel Wettreich,   President

Date:	July 30, 1997

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

By:	/s/ Daniel Wettreich
			 Daniel Wettreich, Director; President,
			 (principal executive officer); Treasurer
			 (principal financial and accounting
			 officer)


Date:	July 30, 1997

By:	/s/ Robert Gregory
			 Robert Gregory, Director


Date:	July 30, 1997


By:	/s/ Jeanette Fitzgerald
	Jeanette Fitzgerald, Director; Secretary









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